Colony Capital

May 10, 2019

CORPORATE OVERVIEW AND SUPPLEMENTAL FINANCIAL REPORT

FIRST QUARTER 2019

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement.

Factors that might cause such a difference include, without limitation, our ability to achieve anticipated compensation and administrative cost savings pursuant to our corporate restructuring and reorganization plan, in the timeframe expected or at all, the impact of changes to Colony Capital’s management, employee and organizational structure, Colony Capital’s liquidity, including its ability to complete sales of non-core investments, whether Colony Capital will be able to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes, the timing of and ability to deploy available capital, the Company’s financial flexibility, including borrowing capacity under its revolving credit facility, Colony Capital's ability to grow its third-party investment management business, the timing, pace of growth and performance of the Company's industrial platform, including the ability to stabilize its bulk industrial portfolio and acquire more bulk industrial properties, the performance of the Company's investment in Colony Credit Real Estate, Inc., Colony Capital’s ability to maintain or create future permanent capital vehicles under its management, whether the Company will realize any anticipated benefits from the Digital Bridge partnership, whether the Company will realize any of the anticipated benefits of its acquisition of Colony Latam Partners, the timing of and ability to complete additional repurchases of Colony Capital’s stock, Colony Capital’s ability to maintain inclusion and relative performance on the RMZ, Colony Capital’s leverage, including the ability to reduce debt and the timing and amount of borrowings under its credit facility, the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all, increased interest rates and operating costs, whether the Company will maintain or produce higher Core FFO per share (including or excluding gains and losses from sales of certain investments) in the coming quarters, or ever, whether NorthStar Realty Europe Corp. (“NRE”) will complete a sale of its company or internalize in the timeframe anticipated or at all, including the impact of any such transaction on the Company’s investment in, and management agreement with, NRE, the impact of any changes to the Company’s management agreements with NorthStar Healthcare Income, Inc. and other managed companies, adverse economic or real estate developments in Colony Capital’s markets, Colony Capital’s failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, increased costs of capital expenditures, defaults on or non-renewal of leases by tenants, the impact of economic conditions on the borrowers of Colony Capital’s commercial real estate debt investments and the commercial mortgage loans underlying its commercial mortgage backed securities, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”).

Statements regarding the following subjects, among others, may constitute forward-looking statements: the market, economic and environmental conditions in the Company’s real estate investment sectors; the Company’s business and investment strategy; the Company’s ability to dispose of its real estate investments; the performance of the real estate in which the Company owns an interest; market trends in the Company’s industry, interest rates, real estate values, the debt securities markets or the general economy; actions, initiatives and policies of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. and global economy generally or in specific geographic regions; the Company’s ability to obtain and maintain financing arrangements, including securitizations; the amount and value of commercial mortgage loans requiring refinancing in future periods; the availability of attractive investment opportunities; the general volatility of the securities markets in which the Company participates; changes in the value of the Company’s assets; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; the Company’s ability to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; and the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended.

All forward-looking statements reflect Colony Capital’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in Colony Capital’s reports filed from time to time with the SEC. Colony Capital cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. Colony Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and Colony Capital does not intend to do so.

This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. Colony Capital has not independently verified such statistics or data.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Colony Capital. This information is not intended to be indicative of future results. Actual performance of Colony Capital may vary materially.

The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

Colony Capital | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including; funds from operations, or FFO; core funds from operations, or Core FFO; net operating income (“NOI”); and pro rata financial information.

FFO: The Company calculates funds from operations (“FFO”) in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding (i) extraordinary items, as defined by GAAP; (ii) gains and losses from sales of depreciable real estate; (iii) impairment write-downs associated with depreciable real estate; (iv) gains and losses from a change in control in connection with interests in depreciable real estate or in-substance real estate, plus (v) real estate-related depreciation and amortization; and (vi) including similar adjustments for equity method investments. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, equity method investments, as well as equity and debt securities, as applicable.

Core FFO: The Company computes core funds from operations (“Core FFO”) by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO; (ii) gains and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment; (iii) equity-based compensation expense; (iv) effects of straight-line rent revenue and expense; (v) amortization of acquired above- and below-market lease values; (vi) amortization of deferred financing costs and debt premiums and discounts; (vii) unrealized fair value gains or losses on interest rate and foreign currency hedges, and foreign currency remeasurements; (viii) acquisition and merger related transaction costs; (ix) merger integration and restructuring costs; (x) amortization and impairment of finite-lived intangibles related to investment management contracts and customer relationships; (xi) gain on remeasurement of consolidated investment entities and the effect of amortization thereof; (xii) non-real estate depreciation and amortization; (xiii) change in fair value of contingent consideration; and (xiv) tax effect on certain of the foregoing adjustments. Beginning with the first quarter of 2018, the Company’s Core FFO from its interest in Colony Credit Real Estate (NYSE: CLNC) and NorthStar Realty Europe (NYSE: NRE) represented its percentage interest multiplied by CLNC’s Core Earnings and NRE’s Cash Available for Distribution (“CAD”), respectively. CLNC’s Core Earnings reflect adjustments to GAAP net income to exclude impairment of real estate and provision for loan losses. Such impairment and losses may ultimately be realized, in part or in full, upon a sale or monetization of the related asset or loan and such realized loss would be reflected in CLNC’s Core Earnings and, as a result, the Company’s Core FFO. Refer to CLNC’s and NRE's respective filings with the SEC for the definition and calculation of Core Earnings and CAD.

FFO and Core FFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO and Core FFO should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company’s calculations of FFO and Core FFO may differ from methodologies utilized by other REITs for similar performance measurements, and, accordingly, may not be comparable to those of other REITs.

The Company uses FFO and Core FFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that resulted from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. FFO and Core FFO should be considered only as supplements to net income as a measure of the Company’s performance. Additionally, Core FFO excludes the impact of certain fair value fluctuations, which, if they were to be realized, could have a material impact on the Company’s operating performance. The Company also presents Core FFO excluding gains and losses from sales of certain investments as well as its share of similar adjustments for CLNC. The Company believes that such a measure is useful to investors as it excludes periodic gains and losses from sales of investments that are not representative of its ongoing operations.

Colony Capital | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

NOI: NOI for our real estate segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

The Company believes that NOI is a useful measure of operating performance of its respective real estate portfolios as it is more closely linked to the direct results of operations at the property level. NOI also reflects actual rents received during the period after adjusting for the effects of straight-line rents and amortization of above- and below- market leases; therefore, a comparison of NOI across periods better reflects the trend in occupancy rates and rental rates of the Company’s properties.

NOI excludes historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjust for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. This allows for comparability of operating performance of the Company’s properties period over period and also against the results of other equity REITs in the same sectors. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI provides a measure of operating performance independent of the Company’s capital structure and indebtedness. However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness.

NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, the Company’s methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with other companies.

NOI before Reserve for Furniture, Fixtures and Equipment Expenditures (“NOI before FF&E Reserve”): For our hospitality real estate segment, NOI before FF&E Reserve represents NOI before the deduction of reserve contributions for the repair, replacement and refurbishment of furniture, fixtures, and equipment ("FF&E"), which are typically 4% to 5% of revenues, and required under certain debt agreements and/or franchise and brand-managed hotel agreements.

Pro-rata: The Company presents pro-rata financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro-rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests’ share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro-rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro-rata financial information as an analytical tool has limitations. Other equity REITs may not calculate their pro-rata information in the same methodology, and accordingly, the Company’s pro-rata information may not be comparable to such other REITs' pro-rata information. As such, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

Tenant/operator provided information: The information related to the Company’s tenants/operators that is provided in this presentation has been provided by, or derived from information provided by, such tenants/operators. The Company has not independently verified this information and has no reason to believe that such information is inaccurate in any material respect. The Company is providing this data for informational purposes only.

Colony Capital | Supplemental Financial Report

Note Regarding CLNY Reportable Segments / Consolidated and OP Share of Consolidated Amounts

Colony Capital holds investment interests in six reportable segments: Healthcare Real Estate; Industrial Real Estate; Hospitality Real Estate; CLNC; Other Equity and Debt; and Investment Management.

Healthcare Real Estate
As of March 31, 2019, the consolidated healthcare portfolio consisted of 413 properties: 192 senior housing properties, 108 medical office properties, 99 skilled nursing facilities and 14 hospitals. The Company’s equity interest in the consolidated Healthcare Real Estate segment was approximately 71% as of March 31, 2019. The healthcare portfolio earns rental income from our senior housing, skilled nursing facilities and hospital assets that are under net leases to single tenants/operators and from medical office buildings which are both single tenant and multi-tenant. In addition, we also earn resident fee income from senior housing properties that are managed by operators under a REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”) structure.

Industrial Real Estate
As of March 31, 2019, the consolidated light industrial portfolio consisted of 413 light industrial buildings totaling 53.9 million rentable square feet across 26 major U.S. markets and was 92% leased. During the first quarter 2019, the Company raised $141 million of new third-party capital in the light industrial platform. As a result, the Company’s equity interest in the consolidated light industrial portfolio decreased to approximately 34% as of March 31, 2019 from 35% as of December 31, 2018. Total third-party capital commitments in the light industrial portfolio were approximately $1.7 billion compared to cumulative balance sheet contributions of $749 million as of March 31, 2019. The light industrial portfolio is composed of and primarily invests in light industrial properties in infill locations in major U.S. metropolitan markets generally targeting multi-tenanted warehouses less than 250,000 square feet.

As of March 31, 2019, the consolidated bulk industrial portfolio consisted of six bulk industrial buildings totaling 4.2 million rentable square feet across five major U.S. markets and was 67% leased. The Company's equity interest in the consolidated bulk industrial portfolio was approximately 51%, or $72 million, with the other 49% owned by third-party capital, which is managed by the Company's industrial operating platform. The immediate strategy is to stabilize the existing bulk industrial portfolio as well as seek to invest in bulk industrial properties in major U.S. metropolitan markets generally targeting warehouses greater than 500,000 square feet.

Hospitality Real Estate
As of March 31, 2019, the consolidated hospitality portfolio consisted of 167 properties: 97 select service properties, 66 extended stay properties and 4 full service properties. The Company’s equity interest in the consolidated Hospitality Real Estate segment was approximately 94% as of March 31, 2019. The hospitality portfolio consists primarily of premium branded select service hotels and extended stay hotels located mostly in major metropolitan markets, of which a majority are affiliated with top hotel brands. The select service hospitality portfolio referred to as the THL Hotel Portfolio, which the Company acquired through consensual transfer during the third quarter 2017, is not included in the Hospitality Real Estate segment and is included in the Other Equity and Debt segment.

Colony Credit Real Estate, Inc. (“CLNC”)
Colony Credit Real Estate, Inc. is a commercial real estate credit REIT, externally managed by the Company, with $5.5 billion in assets and $2.7 billion in GAAP book equity value as of March 31, 2019. The Company owns 48.0 million shares and share equivalents, or 36%, of CLNC and earns an annual base management fee of 1.5% on stockholders’ equity (as defined in the CLNC management agreement) and an incentive fee of 20% of CLNC’s Core Earnings over a 7% hurdle rate.

Other Equity and Debt
The Company owns a diversified group of strategic and non-strategic real estate and real estate-related debt and equity investments. Strategic investments include our 11% interest in NorthStar Realty Europe Corp. (NYSE: NRE) and other investments for which the Company acts as a general partner and/or manager (“GP Co-Investments”) and receives various forms of investment management economics on the related third-party capital. Non-strategic investments are composed of those investments the Company does not intend to own for the long term including other real estate equity including the THL Hotel Portfolio and the Company’s interest in Albertsons; real estate debt; net leased assets; and multiple classes of commercial real estate (“CRE”) securities.

Investment Management
The Company’s Investment Management segment includes the business and operations of managing capital on behalf of third-party investors through closed and open-end private funds, traded and non-traded real estate investment trusts and registered investment companies.

Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary Colony Capital Operating Company or the “CLNY OP”) and noncontrolling interests. Figures labeled as CLNY OP share represent the Company’s pro-rata share.

Colony Capital | Supplemental Financial Report

Table of Contents

Colony Capital | Supplemental Financial Report	5

I. Corporate Overview – Introducing Colony Capital

- Colony Capital, Inc. (NYSE: CLNY) is a leading global real estate and investment management firm that primarily invests in real estate and real estate-related assets through a diversified set of products, strategies, and property types

- Global brand spans 12 countries
- Experienced and aligned senior management team
- $100Bn+ invested over 27 years in 20+ countries
- Proven acquisition platform with:
  - Global presence, but local market expertise
  - Heritage of first mover advantage
  - Proprietary access to transactions and relationships
  - Disciplined underwriting standards

AT A GLANCE

1991
Founded

12
Countries

$43Bn
Assets Under Management[1]

$18Bn
Fee Earning Equity Under Management[2]

$0.44
Annualized Dividend per Share

Notes:
(1) Represents balance sheet and third-party AUM as of March 31, 2019.
(2) As of March 31, 2019.

Colony Capital | Supplemental Financial Report	6

I. Corporate Overview – Business Overview

- Colony Capital is one of the world's largest real estate investors, owners and operators

REAL ESTATE VERTICALS: ~$15Bn Colony Balance Sheet Interest

GLOBAL HEALTHCARE

$3.9Bn PORTFOLIO [1]

Colony Interest: 71%
Senior Housing, MOB, SNFs, Hospitals

HOSPITALITY

COURTYARD

$3.9Bn PORTFOLIO [1]

Colony Interest: 94%
Extended Stay and Premium-Branded Select Service Hotels

INDUSTRIAL

$1.6Bn PORTFOLIO [1]

Colony Interest - Light Industrial: 34%
Critical last mile of logistics chain

Colony Interest - Bulk Industrial: 51%
Integral to highly-functional distribution networks [(2)]

CLNC and GLOBAL EQUITY & DEBT

$5.2Bn PORTFOLIO [1]

Colony Interest: Various %
Includes interests in CLNC & NRE, GP co-investments and other real estate equity & debt

INVESTMENT MANAGEMENT: ~$29Bn Third Party Assets Under Management

Institutional Funds - $9.9Bn

- Colony Industrial Fund
- Real Estate Credit
- Opportunistic Real Estate
- Other co-investment vehicles

Public Vehicles - $5.1Bn

- External manager of two NYSE listed REITs (Colony Credit Real Estate and NorthStar Realty Europe[(3)])

Retail - $3.5Bn

- Primarily NorthStar Healthcare Income
- Colony S2K joint venture

Affiliates (REIM) - $10.3Bn

- Minority interests in other real estate investment management platforms
- Primarily interests in Digital Colony and RXR Realty

Notes:
Real Estate Vertical and Investment Management totals may not sum to total Assets Under Management due to rounding.
(1) Represents pro rata carrying value of assets as of March 31, 2019.
(2) Bulk Industrial pro rata carrying value of assets was $190 million as of March 31, 2019.
(3) The Company entered into an agreement with NRE to terminate the management agreement. Upon termination, NRE will make a termination payment to the Company of $70 million, less any incentive fee paid by NRE to the Company through termination.

Colony Capital | Supplemental Financial Report	7

I. Corporate Overview – Healthcare Real Estate Vertical

- Diversified and scaled portfolio; balance sheet portfolio synergistic with ~$4Bn AUM Healthcare non-traded REIT managed by CLNY

Consolidated Key Stats as of 3/31/19

Property Count	413
Beds / Units	~23,300
MOB Total SF	3.8MM
1Q19 Consolidated NOI	$76MM
Sr. Housing - Operating Occupancy	86.7%
MOB Occupancy	82.4%
NNN Rent Coverage	1.4x
% of NOI - NNN	61%
CLNY Ownership	71%

Geographic Overview (% of 1Q19 NOI)

WA: 2%
OR: 6%
ID: 1%
MN: 1%
MA: <1%
MI: 1%
PA: 6%
MD: <1%
OH: 6%
NE: <1%
IL: 9%
IN: 9%
UT: <1%
CO: 3%
KS: <1%
MO: 1%
VA: 2%
KY: <1%
CA 5%
TN: 2%
NC: 3%
AZ: 1%
NM: <1%
OK: 1%
AR: <1%
SC: <1%
AL: 1%
GA: 6%
MS: <1%
LA: 2%
TX: 6%
UK: 13%
FL: 9%
HI: <1%

Sub-Sector Composition [1,2]

Hospital 7%
MOB 16%
RIDEA
NNN
Senior Housing 43%
SNF 34%
Approximately 47% of senior housing facilities by NOI are net leased

Revenue Mix [1,2]

Medicare 10%
Medicaid 31%
Private Pay 59%

NNN Rent Coverage [1,3]

>1.5x 22%
<1.0x 24%
1.0x-1.5x 54%

Notes:

(2) Based on NOI for the quarter ended March 31, 2019, at CLNY share.

(3) Overall percentages are weighted by December 31, 2018 trailing twelve month NOI exposure in each category.

Colony Capital | Supplemental Financial Report	8

I. Corporate Overview – Industrial Real Estate Vertical

- Vertically integrated industrial portfolio comprising 58MM square feet

Consolidated Key Stats as of 3/31/19

	Light [1]	Bulk [1]
Buildings	413	6
Rentable SF	53.9MM	4.2MM
1Q19 Consolidated NOI [2]	$55MM	$1MM
Leased	91.8%	67.4%
WALT (years)	3.8	12.0
1Q19 Acquisitions	$788MM	$372MM
CLNY Ownership	34%	51%

Geographic Overview (% of 1Q19 NOI) [3]

Seattle: <1%
Portland: <1%
Minneapolis: 6%
Reno: <1%
Salt Lake City: 3%
Las Vegas: 4%
San Francisco: 2%
Central Valley: <1%
Los Angeles: <1%
Phoenix: 6%
Denver: 3%
Kansas City: 3%
St. Louis: 2%
Chicago: 7%
Central PA: <1%
Philadelphia/ New Jersey: 9%
Baltimore: 6%
Dallas: 13%
Austin: 2%
San Antonio: 1%
Houston: 4%
Atlanta: 14%
Jacksonville: 4%
Orlando: 7%
Tampa: 1%

Tenant Type [3,4]

Local 10%
Regional 12%
International 35%
National 43%

Tenant Use [3,4]

Office 1%
Retail/Showroom 1%
Other 1%
Manufacturing 20%
Distribution/ Warehouse 77%

Tenant Industry [3,4]

Other 9%
Media & Information 5%
Health & Science 7%
Professional, Scientific and Technical Services 9%
Wholesale Trade 9%
Manufacturing 18%
Warehousing & Transportation 43%

Notes:
(1) During the first quarter 2019, the Company closed on the acquisition of forty-eight light and six bulk industrial buildings, of which four light industrial buildings are expected to close throughout the remainder of 2019.
(2) During the first quarter 2019, this segment's NOI included partial quarter financial results related to the newly acquired portfolio of light and bulk industrial buildings for the period of February 27, 2019 to March 31, 2019.
(3) Represents light industrial portfolio data only.
(4) Tenant Type, Use and Industry data based on % of total leased square feet for the quarter ended March 31, 2019.

Colony Capital | Supplemental Financial Report	9

I. Corporate Overview – Hospitality Real Estate Vertical

- Attractive select service portfolio with strong cash flow profile and leading operator relationships

Consolidated Key Stats as of 3/31/19

Hotels	167
Keys	~22,100
1Q19 Consolidated NOI before FF&E Reserve	$61MM
1Q19 Occupancy	69.7%
1Q19 ADR	$129
1Q19 RevPAR	$90
1Q19 NOI Margin	31%
CLNY Ownership	94%

Geographic Overview (% of 1Q19 NOI before FF&E Reserve)

WA: 4%
CA: 18%
AZ: 4%
CO: 1%
NM: <1%
TX: 13%
OK: <1%
LA: 1%
IL: 1%
MI: 3%
OH: <1%
KY: 1%
TN: 2%
AL: <1%
GA: 5%
FL: 21%
NC: 5%
VA: 4%
MD: 2%
NJ: 4%
PA: 2%
CT: 2%
NY: 1%
MA: 2%
NH: 2%
ME: <1%

Hotel Type [1]

Full Service 4%
Extended Stay 36%
Select Service 60%

Brand [1]

HYATT 4%
1%
IHG
Hilton 16%
79%
Marriott

Chain Scale [1]

Upper Midscale 9%
Upper Upscale 3%
Upscale 88%

Notes:
(1) Based on room count.

Colony Capital | Supplemental Financial Report	10

I. Corporate Overview –
Colony Credit Real Estate (CLNC)

- Scaled, diversified real estate credit REIT externally managed by CLNY

Key Stats as of 3/31/19

Monthly Dividend / Share	$0.145
Annualized Dividend / Share	$1.74
Total At-Share Assets [1]	$5.5Bn
Book Equity Value [1]	$2.7Bn
Debt-to-Asset Ratio [2]	46%
Net Debt-to-Equity Ratio [3]	0.9x
CLNY Ownership	36%

Top CRE Mortgage REITs by Shareholders Equity

- Shareholders Equity ($Bn) [4]

5.0
4.0
3.0
2.0
1.0
0.0
4.6
3.4
2.7
2.5
1.6
1.4
1.1
1.0
0.9
0.6
0.4
STARWOOD
Blackstone Mortgage Trust
ColonyCredit REAL ESTATE
APOLLO
LADDER CAPITAL
TPG
KKR
GRANITE POINT
ARBOR
DYNEX
ARES

Investment Type [5]

PE Interests 2%
Preferred Equity 6%
Senior Mortgage Loans 36%
Owned Real Estate – Other RE Equity 16%
CRE Debt Securities 7%
Mezzanine Loans 8%
Owned Real Estate – Net Lease 25%

Property Type [5]

Other 5%
Retail 8%
Office 35%
Multifamily 13%
Industrial 19%
Hotel 20%

Geography [5]

Southwest 7%
Other <1%
Europe 11%
West 39%
Northeast 14%
Southeast 14%
Midwest 15%

Notes:
(1) Represents total assets and GAAP book equity value at CLNC share as of March 31, 2019. Includes noncontrolling interest in operating partnership and excludes noncontrolling interest in investment entities.
(2) Debt-to-asset ratio based on total outstanding secured debt agreements (UPB) at CLNC share divided by total assets at CLNC share as of March 31, 2019.
(3) Represents CLNC's share of total outstanding secured debt agreements (UPB) less unrestricted cash at CLNC share divided by total shareholders' equity as of March 31, 2019; shareholders' equity includes noncontrolling interest in operating partnership and excludes noncontrolling interest in investment entities.
(4) Excludes noncontrolling interest and preferred stock at liquidation preference and includes operating partnership interest; based on company filings as of March 31, 2019; except for Arbor Realty Trust, Inc. which is based on company filings as of December 31, 2018 as March 31, 2019 company filings not yet released.
(5) Based on carrying values at CLNC share as of March 31, 2019: excludes CMBS, mortgage loans held in securitization trusts and Private Equity interests (except for Investment Type chart).

Colony Capital | Supplemental Financial Report	11

I. Corporate Overview – Other Equity and Debt

- Total $3.2Bn Assets and $2.0Bn Net Equity; Non-Strategic OED totals $1.9Bn of assets and $1.1Bn of net equity, which will be monetized in near term to simplify the balance sheet and generate capital for strategic initiatives

Selected Assets

Tolka Loan Portfolio – Strategic (Dublin, Ireland)

One California Plaza –Strategic (Los Angeles)

COURTYARD

THL Hotel Portfolio – Non-Strategic (U.S., Nationwide)

Asset Type [1]

Net Lease
4%
NRE
4%
Real Estate
Equity
36%
GP Co-
Invest
37%
PE Secondaries, CRE
Securities and Other
4%
Real Estate Debt
15%

Strategy Type [2]

Non-Strategic
58%
Strategic
42%
Majority of OED assets
viewed as non-strategic
– plan to monetize in
near-term

Notes:
(1) Based on total undepreciated carrying value of equity of $2.0 billion as of March 31, 2019.
(2) Based on undepreciated carrying value of equity of non-strategic and strategic investments of $1.1 billion and $812 million, respectively, as of March 31, 2019.

Colony Capital | Supplemental Financial Report	12

I. Corporate Overview – Investment Management

- Diversified sources of third party capital across multiple product offerings and asset classes within real estate

Institutional Funds

- Includes Credit, Core-Plus / Value-Add, Opportunistic and Colony Industrial Fund

Public Vehicles

- External manager of Colony Credit Real Estate and NorthStar Realty Europe [1]

$28.8Bn AUM
$17.8Bn FEEUM
$5.1
$4.1
$9.9
$6.6
$1.4
$3.5
$5.7
$10.3

Retail

- Primarily NorthStar Healthcare (non-traded REIT)

REIM Platforms/Affiliates

- Includes interests in Digital Colony, RXR Realty, American Healthcare Investors and Steelwave

Notes:
(1) The Company entered into an agreement with NRE to terminate the management agreement. Upon termination, NRE will make a termination payment to the Company of $70 million, less any incentive fee paid by NRE to the Company through termination.

Colony Capital | Supplemental Financial Report	13

I. Corporate Overview – Investment Management (Cont'd)

- History of being a first mover on large scale real estate investment management opportunities

SINGLE FAMILY RENTAL

ColonyAmericanHomes

***Thesis**: Generational single family home mispricing presented tremendous buy vs. rent dynamics with significant single family rental demand from a population unable to buy homes*

- Began buying homes in March 2012
- Acquired ~20,000 homes before merger with Starwood Waypoint Homes
- Raised $1.7Bn of new LP capital raised in a closed end fund with final divestment in Q217

INDUSTRIAL

COLONY INDUSTRIAL

***Thesis**: Identified supply constrained light industrial asset class, which is the critical "last-mile" of logistics, as a beneficiary of accelerating e-commerce demand*

- Acquired $1.6Bn Cobalt Capital Partners portfolio in Dec. 2014
- Utilized balance sheet to commit to initial acquisition
- Now have $821MM of balance sheet capital alongside $1.7Bn billion of third party capital
- High growth permanent capital vehicle in an open-end fund structure

DIGITAL

digitalcolony

***Thesis**: Capitalize on unabated growth in mobile & internet data traffic through investment in underserved and underpenetrated digital infrastructure asset class with best-in-class operator Digital Bridge*

- Aggregate fund commitments of $4Bn as of March 31, 2019
- Attractive third-party capital ratio of over 12:1
- Completed four investments totaling more than $1.2 billion of deal value to date

Colony Capital | Supplemental Financial Report	14

IIa. Financial Overview - Summary Metrics

($ and shares in thousands, except per share data and as noted; as of or for the three months ended March 31, 2019, unless otherwise noted) (Unaudited)
Financial Data
Net income (loss) attributable to common stockholders	$(102,113)
Net income (loss) attributable to common stockholders per basic share	(0.21)
Core FFO(1)	47,713
Core FFO per basic share	0.09
Q2 2019 dividend per share	0.11
Annualized Q2 2019 dividend per share	0.44

Balance Sheet, Capitalization and Trading Statistics
Total consolidated assets	$23,221,033
CLNY OP share of consolidated assets	15,648,517
Total consolidated debt(2)	10,913,905
CLNY OP share of consolidated debt(2)	7,556,572
Shares and OP units outstanding as of March 31, 2019	516,864
Shares and OP units outstanding as of May 7, 2019	516,958
Share price as of May 7, 2019	5.14
Market value of common equity & OP units as of May 7, 2019	2,657,164
Liquidation preference of perpetual preferred equity	1,436,605
Insider ownership of shares and OP units	6.3%
Total Assets Under Management ("AUM")	$ 43.4 billion
Fee Earning Equity Under Management ("FEEUM")	$ 17.8 billion

Notes:
In evaluating the information presented throughout this presentation see the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures.

(1)	First quarter 2019 Core FFO included net investment losses of $27.7 million.

(2)	Represents principal balance and excludes debt issuance costs, discounts and premiums.

Colony Capital | Supplemental Financial Report	15

IIb. Financial Overview - Summary of Segments

($ in thousands; as of or for the three months ended March 31, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Healthcare Real Estate
Q1 2019 net operating income(1)(2)	$76,245	$54,058
Annualized net operating income	304,980	216,232
Investment-level non-recourse financing(3)	3,243,943	2,311,226

Industrial Real Estate
Q1 2019 net operating income(2)(4)	55,839	18,953
Annualized net operating income(4)	223,356	75,812
Investment-level non-recourse financing(3)	1,928,287	687,887

Hospitality Real Estate
Q1 2019 NOI before FF&E Reserve(2)	60,580	57,128
TTM NOI before FF&E Reserve(5)	286,867	270,516
Investment-level non-recourse financing(3)	2,659,536	2,488,663

Notes:

(1)
NOI includes $0.9 million consolidated or $0.6 million CLNY OP share of interest earned related to $50 million consolidated or $35 million CLNY OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended March 31, 2019.

(2)	For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

(3)	Represents unpaid principal balance.

(4)
During the first quarter 2019, this segment’s NOI included partial quarter financial results related to the newly acquired portfolio of light and bulk industrial buildings for the period of February 27, 2019 to March 31, 2019.

(5)	TTM = trailing twelve month.

Colony Capital | Supplemental Financial Report	16

IIb. Financial Overview - Summary of Segments (cont’d)

($ in thousands except as noted; as of or for the three months ended March 31, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
CLNC
Net carrying value of 36% interest	$1,027,345	$1,027,345
Other Equity and Debt(1)
1) Strategic Investments
a) GP co-investments - net carrying value	1,976,082	723,610
b) Net carrying value of 11% interest in NRE	88,058	88,058
2) Net lease real estate equity
a) Q1 2019 net operating income	1,391	1,385
b) Investment-level non-recourse financing(2)	108,355	107,727
3) Other real estate equity
a) Undepreciated carrying value of real estate assets(3)	2,051,249	1,044,037
b) Investment-level non-recourse financing(2)	1,272,315	666,608
c) Carrying value - equity method investments (including Albertsons)	407,623	328,236
4) Real estate debt
a) Carrying value - consolidated(4)	354,666	251,562
b) Investment-level non-recourse financing(2)	—	—
c) Carrying value - equity method investments	23,057	15,537
d) Carrying value - real estate assets (REO within debt portfolio) and other(3)	38,624	23,355
5) CRE securities and real estate PE fund investments
a) Carrying value		69,765
Investment Management
Third-party AUM ($ in millions)		28,825
FEEUM ($ in millions)		17,751
Q1 2019 fee revenue and REIM platform equity method earnings		41,553
Net Assets
Cash and cash equivalents, restricted cash and other assets(5)	1,363,033	1,001,961
Accrued and other liabilities and dividends payable(6)	968,799	775,918
Net assets	$394,234	$226,043

Notes:

(1)	Includes assets classified as held for sale on the Company’s financial statements.

(2)	Represents unpaid principal balance.

(3)	Includes all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation.

(4)	Excludes $50 million consolidated or $35 million CLNY OP share carrying value of healthcare real estate development loans.

(5)
Other assets excludes $11 million consolidated or $7 million CLNY OP share of deferred financing costs and $77 million consolidated or $42 million CLNY OP share of restricted cash which is included in the undepreciated carrying value of the hotel portfolio in Other Real Estate Equity shown on page 38.

(6)
Accrued and other liabilities exclude $41 million consolidated and CLNY OP share of deferred tax liabilities and other liabilities which are not due in cash and $111 million of derivative liability which is included in the debt of Other GP Co-investments shown on page 37.

Colony Capital | Supplemental Financial Report	17

IIIa. Financial Results - Consolidated Balance Sheet

($ in thousands, except per share data) (unaudited)	As of March 31, 2019
Assets
Cash and cash equivalents	$321,199
Restricted cash	326,635
Real estate, net	14,536,041
Loans receivable, net	1,596,673
Equity and debt investments	2,769,616
Goodwill	1,534,561
Deferred leasing costs and intangible assets, net	546,903
Assets held for sale	786,467
Other assets	757,752
Due from affiliates	45,186
Total assets	$23,221,033
Liabilities
Debt, net	$10,712,788
Accrued and other liabilities	1,037,166
Intangible liabilities, net	141,744
Liabilities related to assets held for sale	22,435
Dividends and distributions payable	83,996
Total liabilities	11,998,129
Commitments and contingencies
Redeemable noncontrolling interests	7,463
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,436,605 liquidation preference; 250,000 shares authorized; 57,464 shares issued and outstanding	1,407,495
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 484,775 shares issued and outstanding	4,848
Class B, 1,000 shares authorized; 734 shares issued and outstanding	7
Additional paid-in capital	7,610,947
Distributions in excess of earnings	(2,176,730)
Accumulated other comprehensive income	22,138
Total stockholders’ equity	6,868,705
Noncontrolling interests in investment entities	3,996,206
Noncontrolling interests in Operating Company	350,530
Total equity	11,215,441
Total liabilities, redeemable noncontrolling interests and equity	$23,221,033

Colony Capital | Supplemental Financial Report	18

IIIb. Financial Results - Noncontrolling Interests’ Share Balance Sheet

($ in thousands, except per share data) (unaudited)	As of March 31, 2019
Assets
Cash and cash equivalents	$109,802
Restricted cash	79,303
Real estate, net	5,258,107
Loans receivable, net	766,806
Equity and debt investments	521,594
Deferred leasing costs and intangible assets, net	181,709
Assets held for sale	444,749
Other assets	210,446
Total assets	$7,572,516
Liabilities
Debt, net	$3,313,367
Accrued and other liabilities	192,882
Intangible liabilities, net	47,874
Liabilities related to assets held for sale	14,724
Total liabilities	3,568,847
Commitments and contingencies
Redeemable noncontrolling interests	7,463
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,436,605 liquidation preference; 250,000 shares authorized; 57,464 shares issued and outstanding	—
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 484,775 shares issued and outstanding	—
Class B, 1,000 shares authorized; 734 shares issued and outstanding	—
Additional paid-in capital	—
Distributions in excess of earnings	—
Accumulated other comprehensive income	—
Total stockholders’ equity	—
Noncontrolling interests in investment entities	3,996,206
Noncontrolling interests in Operating Company	—
Total equity	3,996,206
Total liabilities, redeemable noncontrolling interests and equity	$7,572,516

Colony Capital | Supplemental Financial Report	19

IIIc. Financial Results - Consolidated Segment Operating Results

	Three Months Ended March 31, 2019
($ in thousands) (unaudited)	Healthcare	Industrial	Hospitality	CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues
Property operating income	$144,690	$81,232	$196,555	$—	$117,653	$—	$—	$540,130
Interest income	931	180	5	—	43,662	701	771	46,250
Fee income	—	—	—	—	—	33,500	—	33,500
Other income	153	960	55	—	1,373	8,276	2,206	13,023
Total revenues	145,774	82,372	196,615	—	162,688	42,477	2,977	632,903
Expenses
Property operating expense	64,302	22,337	136,345	—	70,095	—	—	293,079
Interest expense	47,527	14,627	42,065	—	31,853	—	13,444	149,516
Investment and servicing expense	3,108	530	1,584	—	6,496	3,956	3,305	18,979
Transaction costs	—	—	—	—	773	1,731	—	2,504
Placement fees	—	—	—	—	—	309	—	309
Depreciation and amortization	40,131	39,445	36,248	—	24,783	8,669	1,521	150,797
Provision for loan loss	—	—	—	—	3,611	—	—	3,611
Impairment loss	—	—	3,850	—	21,772	—	—	25,622
Compensation expense
Cash and equity-based compensation	1,387	2,659	1,237	—	1,336	11,550	16,007	34,176
Carried interest and incentive compensation	—	—	—	—	—	1,051	—	1,051
Administrative expenses	266	1,629	667	—	2,301	867	18,284	24,014
Total expenses	156,721	81,227	221,996	—	163,020	28,133	52,561	703,658
Other income (loss)
Gain on sale of real estate assets	—	22,848	139	—	29,314	—	—	52,301
Other gain (loss), net	1,867	(8)	1	—	8,047	55	(59,039)	(49,077)
Equity method earnings	—	—	—	5,513	24,608	3,944	—	34,065
Equity method earnings—carried interest	—	—	—	—	—	4,422	—	4,422
Income (loss) before income taxes	(9,080)	23,985	(25,241)	5,513	61,637	22,765	(108,623)	(29,044)
Income tax benefit (expense)	1,874	169	(836)	—	(2,074)	12	(256)	(1,111)
Net income (loss)	(7,206)	24,154	(26,077)	5,513	59,563	22,777	(108,879)	(30,155)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	—	—	—	—	1,444	—	—	1,444
Investment entities	739	17,310	(1,608)	—	32,648	899	—	49,988
Operating Company	(483)	416	(1,488)	335	1,549	1,330	(8,270)	(6,611)
Net income (loss) attributable to Colony Capital, Inc.	(7,462)	6,428	(22,981)	5,178	23,922	20,548	(100,609)	(74,976)
Preferred stock dividends							27,137	27,137
Net income (loss) attributable to common stockholders	$(7,462)	$6,428	$(22,981)	$5,178	$23,922	$20,548	$(127,746)	$(102,113)

Colony Capital | Supplemental Financial Report	20

IIId. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended March 31, 2019
($ in thousands) (unaudited)	Healthcare	Industrial	Hospitality		CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues				—
Property operating income	$40,899	$52,884	$11,725		$—	$58,395	$—	$—	$163,903
Interest income	283	116	—		—	27,640	—	—	28,039
Fee income	—	—	—		—	—	—	—	—
Other income	46	—	6		—	382	—	—	434
Total revenues	41,228	53,000	11,731		—	86,417	—	—	192,376
Expenses
Property operating expense	17,767	15,001	8,260		—	33,590	—	—	74,618
Interest expense	13,642	9,292	2,628		—	13,029	—	—	38,591
Investment and servicing expense	833	330	115		—	2,227	—	—	3,505
Transaction costs	—	—	—		—	619	—	—	619
Placement fees	—	—	—		—	—	—	—	—
Depreciation and amortization	11,565	25,278	2,306		—	13,313	—	—	52,462
Provision for loan loss	—	—	—		—	1,766	—	—	1,766
Impairment loss	—	—	—		—	14,151	—	—	14,151
Compensation expense
Cash and equity-based compensation	36	65	—		—	111	—	—	212
Carried interest and incentive compensation	—	—	—		—	—	—	—	—
Administrative expenses	77	614	30		—	1,096	2	—	1,819
Total expenses	43,920	50,580	13,339		—	79,902	2	—	187,743
Other income (loss)
Gain on sale of real estate assets	—	14,785	—		—	16,121	—	—	30,906
Other gain (loss), net	567	(5)	—		—	1,143	—	—	1,705
Equity method earnings (losses)	—	—	—		—	11,425	(5)		11,420
Equity method earnings—carried interest	—	—	—		—	—	1,217	—	1,217
Income (loss) before income taxes	(2,125)	17,200	(1,608)		—	35,204	1,210	—	49,881
Income tax benefit (expense)	470	110	—		—	(1,112)	—	—	(532)
Net income (loss)	(1,655)	17,310	(1,608)		—	34,092	1,210	—	49,349
Non-pro rata allocation of income (loss) to NCI	2,394	—	—		—	—	(311)	—	2,083
Net income (loss) attributable to noncontrolling interests	$739	$17,310	$(1,608)		$—	$34,092	$899	$—	$51,432

Colony Capital | Supplemental Financial Report	21

IIIe. Financial Results - Segment Reconciliation of Net Income to FFO & Core FFO

	Three Months Ended March 31, 2019
	OP pro rata share by segment								Amounts attributable to noncontrolling interests	CLNY consolidated as reported
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total OP pro rata share
Net income (loss) attributable to common stockholders	$(7,462)	$6,428	$(22,981)	$5,178	$23,922	$20,548	$(127,746)	$(102,113)	$—	$(102,113)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(483)	416	(1,488)	335	1,549	1,330	(8,270)	(6,611)	—	(6,611)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(7,945)	6,844	(24,469)	5,513	25,471	21,878	(136,016)	(108,724)	—	(108,724)
Adjustments for FFO:
Real estate depreciation and amortization	29,833	14,118	33,942	10,262	12,548	1,889	—	102,592	51,810	154,402
Impairment of real estate	—	—	3,850	—	7,621	—	—	11,471	14,151	25,622
Gain from sales of real estate	—	(8,063)	(139)	—	(16,345)	—	—	(24,547)	(30,687)	(55,234)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	(35,274)	(35,274)
FFO	$21,888	$12,899	$13,184	$15,775	$29,295	$23,767	$(136,016)	$(19,208)	$—	$(19,208)
Additional adjustments for Core FFO:
(Gains) and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO(1)	—	—	—	—	(8,004)	—	—	(8,004)	(3,131)	(11,135)
(Gains) and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment	—	—	—	—	—	2,542	—	2,542	—	2,542
CLNC Core Earnings & NRE Cash Available for Distribution adjustments(2)	—	—	—	(12,098)	(1,890)	—	—	(13,988)	—	(13,988)
Equity-based compensation expense	361	749	355	671	444	1,944	2,829	7,353	—	7,353
Straight-line rent revenue and expense	(1,682)	(820)	280	—	(509)	45	(43)	(2,729)	(2,766)	(5,495)
Amortization of acquired above- and below-market lease values	(1,929)	(339)	(3)	(171)	(62)	—	—	(2,504)	(1,362)	(3,866)
Amortization of deferred financing costs and debt premiums and discounts	4,104	343	3,988	52	3,390	76	1,628	13,581	4,731	18,312
Unrealized fair value gains or losses on interest rate and foreign currency hedges, and foreign currency remeasurements	(1,314)	3	—	—	202	—	59,269	58,160	(17)	58,143
Acquisition and merger-related transaction costs	—	—	—	71	474	1,731	—	2,276	619	2,895
Merger integration and restructuring costs(3)	—	—	—	—	—	—	769	769	—	769
Amortization and impairment of investment management intangibles	—	—	—	—	—	8,662	—	8,662	—	8,662
Non-real estate depreciation and amortization	—	49	—	—	—	7	1,521	1,577	—	1,577
Amortization of gain on remeasurement of consolidated investment entities	—	—	—	—	1,889	—	—	1,889	1,890	3,779
Deferred tax (benefit) expense, net	—	—	—	—	—	(2,483)	(180)	(2,663)	—	(2,663)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	36	36
Core FFO	$21,428	$12,884	$17,804	$4,300	$25,229	$36,291	$(70,223)	$47,713	$—	$47,713
Notes:

(1)
Net of $43.4 million consolidated or $24.3 million CLNY OP share of depreciation, amortization and impairment charges previously adjusted to calculate FFO and Core Earnings, a non-GAAP measure used by Colony Capital, Inc. prior to its internalization of the manager.

(2)
Represents adjustments to align the Company’s Core FFO with CLNC’s definition of Core Earnings and NRE’s definition of Cash Available for Distribution (“CAD”) to reflect the Company’s percentage interest in the respective company’s earnings. These adjustments include provisions for loan losses, realized gains and losses plus other differences that are included/excluded in CLNC’s core earnings and NRE’s CAD.

(3)
Merger integration and restructuring costs represent costs and charges incurred during the integration of Colony, NSAM and NRF and from the corporate restructuring and reorganization plan. These integration and restructuring costs are not reflective of the Company’s core operating performance and the Company does not expect to incur these costs subsequent to the completion of the merger integration and restructuring and reorganization plan. The majority of these costs consist of severance, employee costs of those separated or scheduled for separation, system integration and lease terminations.

Colony Capital | Supplemental Financial Report	22

IVa. Capitalization - Overview

($ in thousands; except per share data; as of March 31, 2019, unless otherwise noted)		Consolidated amount	CLNY OP share of consolidated amount

Debt (UPB)
$750,000 Revolving credit facility		$—	$—
Convertible/exchangeable senior notes		616,105	616,105
Corporate aircraft promissory note		36,660	36,660
Trust Preferred Securities ("TruPS")		280,117	280,117
Investment-level debt:
Healthcare		3,243,943	2,311,226
Industrial		1,928,287	687,887
Hospitality		2,659,536	2,488,663
Other Equity and Debt		2,149,257	1,135,914
Total investment-level debt		9,981,023	6,623,690
Total debt		$10,913,905	$7,556,572

Perpetual preferred equity, redemption value
Total perpetual preferred equity			$1,436,605

Common equity as of May 7, 2019	Price per share	Shares / Units
Class A and B common stock	$5.14	485,787	$2,496,945
OP units	5.14	31,171	160,219
Total market value of common equity			$2,657,164

Total market capitalization			$11,650,341

Colony Capital | Supplemental Financial Report	23

IVb. Capitalization - Investment-Level Debt Overview

($ in thousands; as of or for the three months ended March 31, 2019, unless otherwise noted)
Non-recourse investment-level debt overview
		Consolidated	CLNY OP share of consolidated amount
	Fixed / Floating	Unpaid principal balance	Unpaid principal balance	Wtd. avg. years remaining to maturity	Wtd. avg. interest rate(1)
Healthcare	Fixed	$2,130,999	$1,486,341	1.7	4.6%
Healthcare	Floating	1,112,944	824,885	3.1	6.5%
Light Industrial(2)	Fixed	1,371,514	460,094	9.2	3.8%
Light Industrial(2)	Floating	321,773	107,943	4.5	3.9%
Bulk Industrial	Floating	235,000	119,850	4.9	4.5%
Hospitality	Fixed	12,559	12,245	2.4	13.0%
Hospitality	Floating	2,646,977	2,476,418	3.8	5.6%
Other Equity and Debt
Net lease real estate equity	Fixed	108,355	107,727	3.7	5.0%
Other real estate equity	Fixed	72,154	21,347	3.5	3.2%
Other real estate equity	Floating	1,200,161	645,261	3.2	5.1%
GP Co-investments	Floating	767,712	361,405	2.8	4.2%
GP Co-investments	Fixed	875	174	4.3	2.4%
Total investment-level debt		$9,981,023	$6,623,690	3.5	5.2%

Fixed / Floating Summary
Fixed		$3,696,456	$2,087,928
Floating		6,284,567	4,535,762
Total investment-level debt		$9,981,023	$6,623,690

Notes:

(1)	Based on 1-month LIBOR of 2.50% and 3-month LIBOR of 2.60% for floating rate debt.

(2)
$300 million consolidated or $101 million CLNY OP share of Light Industrial floating rate (LIBOR plus 135bps) term debt is categorized as fixed rate debt to reflect interest rate swaps resulting in an effective fixed rate of 3.50%.

Colony Capital | Supplemental Financial Report	24

IVc. Capitalization - Revolving Credit Facility Overview

($ in thousands, except as noted; as of March 31, 2019)
Revolving credit facility
Maximum principal amount	$750,000
Amount outstanding	—
Initial maturity	January 11, 2021
Fully-extended maturity	January 10, 2022
Interest rate	LIBOR + 2.25%

Financial covenants as defined in the Credit Agreement:	Covenant level
Consolidated Tangible Net Worth	Minimum $4,550 million
Consolidated Fixed Charge Coverage Ratio(1)	Minimum 1.30 to 1.00
Interest Coverage Ratio(2)	Minimum 3.00 to 1.00
Consolidated Leverage Ratio	Maximum 0.65 to 1.00

Company status: As of March 31, 2019, CLNY is meeting all required covenant threshold levels

Notes:

(1)	In the event the Fixed Charge Coverage Ratio is between 1.50 and 1.30 to 1.00, the borrowing base formula will be discounted by 10%.

(2)
Interest Coverage Ratio represents the ratio of the sum of (1) earnings from borrowing base assets and (2) certain investment management earnings divided by the greater of (a) actual interest expense on the revolving credit facility and (b) the average balance of the facility multiplied by 7.0% for the applicable quarter.

Colony Capital | Supplemental Financial Report	25

IVd. Capitalization - Corporate Securities Overview

($ in thousands, except per share data; as of March 31, 2019, unless otherwise noted)
Convertible/exchangeable debt
Description	Outstanding principal	Final due date	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares	Redemption date
5.0% Convertible senior notes	$200,000	April 15, 2023	5.00% fixed	$15.76	63.4700	12,694	On or after April 22, 2020(1)
3.875% Convertible senior notes	402,500	January 15, 2021	3.875% fixed	16.57	60.3431	24,288	On or after January 22, 2019(1)
5.375% Exchangeable senior notes	13,605	June 15, 2033	5.375% fixed	12.04	83.0837	1,130	On or after June 15, 2020(1)
Total convertible debt	$616,105

TruPS
Description	Outstanding principal	Final due date	Interest rate
Trust I	$41,240	March 30, 2035	3M L + 3.25%
Trust II	25,780	June 30, 2035	3M L + 3.25%
Trust III	41,238	January 30, 2036	3M L + 2.83%
Trust IV	50,100	June 30, 2036	3M L + 2.80%
Trust V	30,100	September 30, 2036	3M L + 2.70%
Trust VI	25,100	December 30, 2036	3M L + 2.90%
Trust VII	31,459	April 30, 2037	3M L + 2.50%
Trust VIII	35,100	July 30, 2037	3M L + 2.70%
Total TruPS	$280,117

Perpetual preferred stock
Description	Liquidation preference	Shares outstanding (In thousands)	Callable period
Series B 8.25% cumulative redeemable perpetual preferred stock	$152,855	6,114	Callable
Series E 8.75% cumulative redeemable perpetual preferred stock	250,000	10,000	On or after May 15, 2019
Series G 7.5% cumulative redeemable perpetual preferred stock	86,250	3,450	On or after June 19, 2019
Series H 7.125% cumulative redeemable perpetual preferred stock	287,500	11,500	On or after April 13, 2020
Series I 7.15% cumulative redeemable perpetual preferred stock	345,000	13,800	On or after June 5, 2022
Series J 7.125% cumulative redeemable perpetual preferred stock	315,000	12,600	On or after September 22, 2022
Total preferred stock	$1,436,605	57,464

Notes:

(1)	Callable at principal amount only if CLNY common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days.

Colony Capital | Supplemental Financial Report	26

IVe. Capitalization - Debt Maturity and Amortization Schedules

($ in thousands; as of March 31, 2019)		Payments due by period(1)
Consolidated debt	Fixed / Floating	2019	2020	2021	2022	2023 and after	Total
$750,000 Revolving credit facility	Floating	$—	$—	$—	$—	$—	$—
Convertible/exchangeable senior notes	Fixed	—	—	402,500	—	213,605	616,105
Corporate aircraft promissory note	Fixed	1,603	2,243	2,359	2,480	27,975	36,660
TruPS	Floating	—	—	—	—	280,117	280,117
Investment-level debt:
Healthcare	Fixed	1,725,019	6,809	8,083	9,068	382,020	2,130,999
Healthcare	Floating	373,270	52,612	399,606	150,757	136,699	1,112,944
Light Industrial(2)	Fixed	632	875	2,689	6,736	1,360,582	1,371,514
Light Industrial(2)	Floating	—	—	—	1	321,772	321,773
Bulk Industrial	Floating	—	—	—	—	235,000	235,000
Hospitality	Fixed	—	—	12,559	—	—	12,559
Hospitality	Floating	—	132,250	207,927	1,630,000	676,800	2,646,977
Other Equity and Debt	Fixed	38,652	14,519	25,949	19,595	82,668	181,383
Other Equity and Debt	Floating	224,560	73,268	271,792	1,036,493	361,761	1,967,874
Total consolidated debt		$2,363,736	$282,576	$1,333,464	$2,855,130	$4,078,999	$10,913,905

Pro rata debt	Fixed / Floating	2019	2020	2021	2022	2023 and after	Total
$750,000 Revolving credit facility	Floating	$—	$—	$—	$—	$—	$—
Convertible/exchangeable senior notes	Fixed	—	—	402,500	—	213,605	616,105
Corporate aircraft promissory note	Fixed	1,603	2,243	2,359	2,480	27,975	36,660
TruPS	Floating	—	—	—	—	280,117	280,117
Investment-level debt:
Healthcare	Fixed	1,201,303	4,781	5,675	6,366	268,216	1,486,341
Healthcare	Floating	264,354	42,577	316,919	105,837	95,198	824,885
Light Industrial(2)	Fixed	212	293	902	2,260	456,427	460,094
Light Industrial(2)	Floating	—	—	—	—	107,943	107,943
Bulk Industrial	Floating	—	—	—	—	119,850	119,850
Hospitality	Fixed	—	—	12,245	—	—	12,245
Hospitality	Floating	—	132,250	202,729	1,464,639	676,800	2,476,418
Other Equity and Debt	Fixed	29,431	5,254	9,122	6,746	78,695	129,248
Other Equity and Debt	Floating	81,910	28,215	245,475	528,496	122,570	1,006,666
Total pro rata debt		$1,578,813	$215,613	$1,197,926	$2,116,824	$2,447,396	$7,556,572

Notes:

(1)	Based on initial maturity dates or extended maturity dates to the extent criteria are met and the extension option is at the borrower’s discretion.

(2)
$300 million consolidated or $101 million CLNY OP share of Light Industrial floating rate (LIBOR plus 135bps) term debt is categorized as fixed rate debt to reflect interest rate swaps resulting in an effective fixed rate of 3.50%.

Colony Capital | Supplemental Financial Report	27

Va. Healthcare Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended March 31, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount(1)
Net operating income
Net operating income:
Senior Housing - Operating	$17,335	$12,291
Medical Office Buildings	12,424	8,809
Triple-Net Lease:
Senior Housing(2)	15,379	10,904
Skilled Nursing Facilities	25,744	18,252
Hospitals	5,363	3,802
Total net operating income	$76,245	$54,058

Portfolio overview	Total number of buildings	Capacity	% Occupied(3)	TTM Lease Coverage(4)	WA Remaining Lease Term
Senior Housing - Operating	108	6,388 units	86.7%	N/A	N/A
Medical Office Buildings	108	3.8 million sq. ft.	82.4%	N/A	4.5
Triple-Net Lease:
Senior Housing	84	4,231 units	82.1%	1.3x	11.4
Skilled Nursing Facilities	99	11,829 beds	82.4%	1.2x	5.7
Hospitals	14	872 beds	58.5%	2.3x	9.7
Total	413

Same store financial/operating results related to the segment
	% Occupied(3)		TTM Lease Coverage(4)			NOI
	Q1 2019	Q4 2018	12/31/2018	9/30/2018		Q1 2019	Q4 2018	% Change
Senior Housing - Operating	86.7%	86.8%	N/A	N/A		$17,335	$15,698	10.4%
Medical Office Buildings	82.4%	82.3%	N/A	N/A		12,424	12,618	(1.5)%
Triple-Net Lease:
Senior Housing	82.1%	82.1%	1.3x	1.4x		15,379	15,311	0.4%
Skilled Nursing Facilities	82.4%	82.4%	1.2x	1.2x		25,744	25,837	(0.4)%
Hospitals	58.5%	58.1%	2.3x	3.4x	(5)	5,363	4,786	12.1%
Total						$76,245	$74,250	2.7%

Notes:

(1)	CLNY OP Share represents Consolidated NOI multiplied by CLNY OP's interest of 71% as of March 31, 2019.

(2)
NOI includes $0.9 million consolidated or $0.6 million CLNY OP share of interest earned related to $50 million consolidated or $35 million CLNY OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended March 31, 2019. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

(3)
Occupancy % for Senior Housing - Operating represents average of the presented quarter, MOB’s is as of last day in the quarter and for Triple-Net Lease represents average of the prior quarter. Occupancy represents real estate property operator’s patient occupancy for all types except MOB.

(4)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR.

(5)	September 30, 2018 TTM Lease Coverage included an extraordinary Hospital Quality Assurance Fee received by one of our hospital operators during the fourth quarter of 2017.

Colony Capital | Supplemental Financial Report	28

Vb. Healthcare Real Estate - Portfolio Overview

(As of or for the three months ended March 31, 2019, unless otherwise noted)
Triple-Net Lease Coverage(1)		% of Triple-Net Lease TTM NOI as of December 31, 2018
December 31, 2018 TTM Lease Coverage	# of Leases	Senior Housing	Skilled Nursing Facilities & Hospitals	% Triple-Net Lease NOI	WA Remaining Lease Term
Less than 0.99x	7	6%	18%	24%	5 yrs
1.00x - 1.09x	1	—%	10%	10%	8 yrs
1.10x - 1.19x	1	4%	—%	4%	9 yrs
1.20x - 1.29x	1	—%	11%	11%	9 yrs
1.30x - 1.39x	3	20%	9%	29%	12 yrs
1.40x - 1.49x	—	—%	—%	—%	—
1.50x and greater	4	2%	20%	22%	5 yrs
Total / W.A.	17	32%	68%	100%	8 yrs

Revenue Mix(2)	December 31, 2018 TTM
	Private Pay	Medicare	Medicaid
Senior Housing - Operating	86%	4%	10%
Medical Office Buildings	100%	—%	—%
Triple-Net Lease:
Senior Housing	66%	—%	34%
Skilled Nursing Facilities	25%	20%	55%
Hospitals	14%	42%	44%
W.A.	59%	10%	31%

Notes:

(1)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR. Represents leases with EBITDAR coverage in each listed range. Excludes interest income associated with triple-net lease senior housing and hospital types. Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

(2)
Revenue mix represents percentage of revenues derived from private, Medicare and Medicaid payor sources. The payor source percentages for the hospital category excludes two operating partners, whom do not track or report payor source data and totals approximately one-third of NOI in the hospital category. Overall percentages are weighted by NOI exposure in each category.

Colony Capital | Supplemental Financial Report	29

Vb. Healthcare Real Estate - Portfolio Overview (cont’d)

($ in thousands; as of or for the three months ended March 31, 2019, unless otherwise noted)
Top 10 Geographic Locations by NOI
	Number of buildings	NOI
United Kingdom	45	$10,021
Indiana	55	6,966
Illinois	35	6,932
Florida	27	6,613
Pennsylvania	11	4,924
Texas	31	4,749
Georgia	22	4,530
Ohio	35	4,350
Oregon	31	4,245
California	14	4,078
Total	306	$57,408

Top 10 Operators/Tenants by NOI
	Property Type/Primary Segment	Number of buildings	NOI	% Occupied	TTM Lease Coverage	WA Remaining Lease Term
Senior Lifestyle	Sr. Housing / RIDEA	81	$14,266	87.6%	N/A	N/A
Caring Homes (U.K.)(1)	Sr. Housing / NNN	45	10,021	87.3%	1.4x	15 yrs
Sentosa	SNF / NNN	11	4,924	85.0%	1.2x	9 yrs
Wellington Healthcare	SNF / NNN	11	4,030	90.0%	1.1x	8 yrs
Millers	SNF / NNN	28	3,925	70.9%	2.1x	N/A
Frontier	Sr. Housing / RIDEA / NNN	20	3,459	83.1%	N/A	N/A
Opis	SNF / NNN	11	2,857	91.1%	1.4x	5 yrs
Grace	SNF / NNN	9	2,653	81.0%	0.9x	2 yrs
Consulate	SNF / NNN	10	2,435	86.0%	0.9x	9 yrs
Avanti Hospital Systems	Hospital	5	2,361	53.0%	3.2x	9 yrs
Total		231	$50,931

Notes:

(1)	Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

Colony Capital | Supplemental Financial Report	30

VIa. Industrial Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended March 31, 2019, unless otherwise noted)	Consolidated amount(1)	CLNY OP share of consolidated amount(1)
Net operating income
Light Industrial(2)	$54,579	$18,310
Bulk Industrial(2)	1,260	643
Total Industrial(2)	$55,839	$18,953

Portfolio overview	Light	Bulk	Total
Total number of buildings	413	6	419
Rentable square feet (thousands)	53,881	4,183	58,064
% leased at end of period	91.8%	67.4%
Average remaining lease term	3.8	12.0

Light industrial same store financial/operating results	Q1 2019	Q4 2018	% Change
Same store number of buildings	314	314	—
% leased at end of period	94.9%	95.6%	(0.7)%
NOI	$41,836	$41,593	0.6%

Recent acquisitions & dispositions	Acquisition / Disposition date	Number of buildings	Rentable square feet (thousands)	% leased	Purchase price / Sales price
Q1 2019 acquisitions:
Las Vegas industrial portfolio	1/24/2019	2	424	92.5%	$38,000
New Jersey industrial property	1/31/2019	1	271	100.0%	62,000
National light industrial portfolio	2/27/2019	44	6,916	77.6%	682,950
National bulk industrial portfolio	2/27/2019	6	4,183	67.4%	371,600
Land for development	Various	N/A	N/A	N/A	5,609
Total / W.A.		53	11,794	75.0%	$1,160,159

Q1 2019 dispositions:
National light industrial portfolio	2/20/2019	34	2,256	N/A	$135,667
Total / W.A.		34	2,256	N/A	$135,667

Q2 2019 acquisitions:
Land for development	Various	N/A	N/A	N/A	$15,150
Total / W.A.		N/A	N/A	N/A	$15,150
Notes:

(1)
CLNY OP Share represents Consolidated NOI multiplied by CLNY OP's light industrial portfolio interest of 34% and bulk industrial portfolio interest of 51% as of March 31, 2019. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

(2)
During the first quarter 2019, this segment’s NOI included partial quarter financial results related to the newly acquired portfolio of light and bulk industrial buildings for the period of February 27, 2019 to March 31, 2019.

Colony Capital | Supplemental Financial Report	31

VIb. Industrial Real Estate - Portfolio Overview

($ in thousands; as of or for the three months ended March 31, 2019, unless otherwise noted)
Top 10 Geographic Locations by NOI - Light Industrial Portfolio	Number of buildings	Rentable square feet (thousands)	NOI	% leased at end of period
Atlanta	53	6,859	$7,573	98.9%
Dallas	63	6,982	7,195	95.7%
Orlando	17	2,851	3,720	98.8%
Chicago	37	5,128	3,583	85.3%
New Jersey, South / Philadelphia	26	3,236	3,441	90.6%
Minneapolis	18	2,814	3,421	96.8%
Phoenix	27	3,100	3,405	97.0%
Baltimore	23	2,956	3,193	93.7%
Jacksonville	11	2,011	2,188	99.9%
Houston	18	1,604	1,990	83.6%
Total / W.A.	293	37,541	$39,709	94.4%

Top 10 Tenant Base by Industry - Light Industrial Portfolio
Industry	Total leased square feet (thousands)	% of total
Warehousing & Transportation	21,274	43.0%
Manufacturing	8,970	18.2%
Professional, Scientific & Technical Services	4,521	9.1%
Wholesale Trade	4,296	8.7%
Health & Science	3,300	6.7%
Media & Information	2,562	5.2%
Construction & Contractors	2,123	4.3%
Retail Trade	1,623	3.3%
Entertainment & Recreation	679	1.4%
Public Administration & Government	67	0.1%
Total	49,415	100.0%

Colony Capital | Supplemental Financial Report	32

VIIa. Hospitality Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended March 31, 2019, unless otherwise noted)		CLNY OP share of consolidated amount(1)
NOI before FF&E Reserve	Consolidated amount
NOI before FF&E Reserve:
Select Service	$34,181	$32,233
Extended Stay	22,847	21,545
Full Service	3,552	3,350
Total NOI before FF&E Reserve(2)	$60,580	$57,128

Portfolio overview by type
	Number of hotels	Number of rooms	Avg. qtr. % occupancy	Avg. daily rate (ADR)	RevPAR	Q1 2019 NOI before FF&E Reserve	NOI before FF&E Reserve margin
Select service	97	13,194	67.1%	$126	$84	$34,181	30.8%
Extended stay	66	7,936	74.1%	130	96	22,847	32.3%
Full service	4	966	70.0%	171	120	3,552	24.5%
Total / W.A.	167	22,096	69.7%	$129	$90	$60,580	30.8%

Same store financial/operating results related to the segment by brand
	Avg. qtr. % occupancy		Avg. daily rate (ADR)		RevPAR		NOI before FF&E Reserve
Brand	Q1 2019	Q1 2018	Q1 2019	Q1 2018	Q1 2019	Q1 2018	Q1 2019	Q1 2018	% Change
Marriott	68.2%	69.2%	$130	$129	$89	$89	$47,172	$46,883	0.6%
Hilton	73.3%	73.8%	126	124	93	91	9,857	8,746	12.7%
Other	80.4%	78.2%	127	127	102	99	3,551	3,563	(0.3)%
Total / W.A.	69.7%	70.4%	$129	$128	$90	$90	$60,580	$59,192	2.4%

Notes:

(1)	CLNY OP Share represents Consolidated NOI before FF&E Reserve multiplied by CLNY OP's interest of 94% as of March 31, 2019.

(2)
Q1 2019 FF&E reserve was $8.7 million consolidated or $8.2 million CLNY OP share. For a reconciliation of net income/(loss) attributable to common stockholders to NOI please refer to the appendix to this presentation.

Colony Capital | Supplemental Financial Report	33

VIIb. Hospitality Real Estate - Portfolio Overview

($ in thousands; as of March 31, 2019, unless otherwise noted)
Top 10 Geographic Locations by NOI before FF&E Reserve	Number of hotels	Number of rooms	Number of rooms-select service	Number of rooms-extended stay	Number of rooms-full service	NOI before FF&E Reserve
Florida	12	2,065	1,187	291	587	$13,013
California	18	2,254	1,243	1,011	—	10,990
Texas	28	3,230	1,952	1,278	—	7,466
North Carolina	7	981	831	150	—	3,138
Georgia	7	974	694	280	—	3,118
New Jersey	12	1,884	718	942	224	2,493
Washington	5	664	160	504	—	2,484
Virginia	11	1,473	1,210	263	—	2,441
Arizona	3	418	298	120	—	2,216
Michigan	6	809	601	208	—	1,894
Total / W.A.	109	14,752	8,894	5,047	811	$49,253

Colony Capital | Supplemental Financial Report	34

VIIIa. CLNC

($ in thousands, except as noted and per share data; as of March 31, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Colony Credit Real Estate, Inc. (NYSE: CLNC)
CLNY OP interest in CLNC as of May 7, 2019	36.4%	36.4%
CLNC shares beneficially owned by OP and common stockholders	48.0 million	48.0 million
CLNC share price as of May 7, 2019	$15.68	$15.68
Total market value of CLNC shares	$752,085	$752,085
Net carrying value - CLNC	$1,027,345	$1,027,345

Colony Capital | Supplemental Financial Report	35

IX. Other Equity and Debt Summary

($ in thousands; as of March 31, 2019)	Consolidated amount		CLNY OP share of consolidated amount
	Assets	Equity	Assets	Equity
Strategic(1)
GP co-investments	$2,855,958	$1,976,082	$1,196,473	$723,611
11% interest in NRE	88,058	88,058	88,058	88,058
Strategic Subtotal	2,944,016	2,064,140	1,284,531	811,669

Non-Strategic(1)
Other real estate equity	2,458,871	1,186,515	1,372,273	703,666
Net lease real estate equity	183,171	74,804	182,174	74,447
Real estate debt	416,346	416,346	290,455	290,455
CRE securities and real estate PE fund investments	69,765	69,765	69,765	69,765
Non-Strategic Subtotal	3,128,153	1,747,430	1,914,667	1,138,333

Other Equity and Debt Total	$6,072,169	$3,811,570	$3,199,198	$1,950,002

Notes:

(1)
For consolidated real estate equity assets, amounts include all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation, and for all other assets, amounts represent carrying value of investments.

Colony Capital | Supplemental Financial Report	36

IXa. Other Equity and Debt - Strategic Investments

($ in thousands, except as noted and per share data; as of March 31, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
NorthStar Realty Europe Corp. (NYSE: NRE)
CLNY OP interest in NRE as of May 7, 2019	11.1%	11.1%
NRE shares beneficially owned by OP and common stockholders	5.6 million	5.6 million
NRE share price as of May 7, 2019	$17.30	$17.30
Total market value of NRE shares	$97,511	$97,511
Carrying value - NRE	$88,058	$88,058

CLNY's GP Co-investments in CDCF IV Investments - CLNY's Most Recent Flagship Institutional Credit Fund
Assets - carrying value(1)	$1,770,614	$317,833
Debt - UPB	508,240	101,227
Net carrying value	$1,262,374	$216,606

NBV by Geography:
U.S.	28.7%	17.3%
Europe	71.3%	82.7%
Total	100.0%	100.0%

Other GP Co-investments (2)
Assets - carrying value(3)	$1,085,344	$878,640
Debt - UPB(4)	371,636	371,636
Net carrying value	$713,708	$507,004

Notes:

(1)	$763 million consolidated or $117 million CLNY OP share of assets are classified as Loans Receivable on the Company's balance sheet.

(2)
Other GP co-investments represents: i) seed investments in certain registered investment companies sponsored by the Company, ii) investments in the general partnership of third party real estate operators primarily to seed investment commitments with their limited partners for which the Company will receive its share of earnings and incentive fees, or iii) general partnership capital in a fund or investment.

(3)	$418 million consolidated or $390 million CLNY OP share of assets are classified as Loans Receivable on the Company's balance sheet.

(4)	Includes $111 million of derivative liability.

Colony Capital | Supplemental Financial Report	37

IXb. Other Equity and Debt - Net Lease and Other Real Estate Equity

($ in thousands; as of March 31, 2019, unless otherwise noted)
Net Lease Real Estate Equity	Number of buildings	Rentable square feet (thousands)	Consolidated amount	CLNY OP share of consolidated amount	% leased at end of period	Weighted average remaining lease term
			NOI(1)	NOI(1)
U.S. office	3	674	$1,391	$1,385	85.7%	5.6
Total / W.A.	3	674	$1,391	$1,385	85.7%	5.6

Other Real Estate Equity	Number of buildings	Rentable square feet (thousands)	Consolidated amount	CLNY OP share of consolidated amount	% leased at end of period	Weighted average remaining lease term
			Undepreciated carrying value	Undepreciated carrying value
U.S.:
Office	9	785	$149,797	$142,370	64.5%	5.3
Hotel(2)	89	N/A	1,194,861	658,658	67.9%	N/A

Europe:
Office	16	545	76,490	38,245	80.2%	12.1
Mixed / Retail	129	4,089	630,101	204,764	57.1%	4.4
Total / W.A.	243	5,419	$2,051,249	$1,044,037	60.5%	5.3

Unconsolidated joint ventures (Other RE Equity)
Preferred equity:
Multifamily			$202,801	$202,801

Equity & Other:
Albertsons			89,129	44,565
Residential Land			70,965	36,142
Other			28,742	28,742
Corporate CLO Equity			15,986	15,986
Total			$407,623	$328,236

Notes:

(1)	Excludes a $1.9 million consolidated and CLNY OP share tenant termination fee received and NOI related to an asset sold during the first quarter 2019.

(2)	Includes $77 million consolidated or $42 million CLNY OP share of restricted cash.

Colony Capital | Supplemental Financial Report	38

IXc. Other Equity and Debt - Real Estate Debt

($ in thousands, except as noted; as of March 31, 2019, unless otherwise noted)
Portfolio Overview(1)
	Consolidated amount	CLNY OP share of consolidated amount
Non-PCI loans(2)
Carrying value - consolidated	$328,608	$236,107
Carrying value - equity method investments	22,053	14,533
		.
PCI loans(2)
Carrying value - consolidated	26,058	15,455
Carrying value - equity method investments	1,004	1,004

Other
Carrying value - real estate assets (REO)	38,624	23,355

Total Portfolio
Carrying value - consolidated	354,666	251,562
Carrying value - equity method investments	23,057	15,537
Carrying value - real estate assets (REO)	38,624	23,355
Non-recourse investment-level financing (UPB)	—	—

Notes:

(1)	Excludes $50 million consolidated or $35 million CLNY OP share carrying value of healthcare real estate development loans.

(2)	Strategic Non-PCI and PCI loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	39

IXc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended March 31, 2019, unless otherwise noted)
Non-strategic real estate debt by loan type(1)
	Consolidated amount	CLNY OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI loans(2)
Fixed rate
First mortgage loans	$36,488	$18,244	—%	1.2
Second mortgage loans / B-notes	173,495	97,548	9.2%	2.0
Mezzanine loans	63,387	60,672	—%	1.6
Corporate	27,778	27,778	8.2%	7.8
Total fixed rate non-PCI loans	301,148	204,242	5.5%	2.6

Variable rate
First mortgage loans	45,575	45,575	8.7%	1.7
Total variable rate non-PCI loans	45,575	45,575	8.7%	1.7

Total non-PCI loans	346,723	249,817
Allowance for loan losses	(18,115)	(13,710)
Total non-PCI loans, net of allowance for loan losses	328,608	236,107

PCI loans(2)
First mortgage loans	40,390	20,936
Mezzanine loans	3,671	3,671
Total PCI loans	44,061	24,607
Allowance for loan losses	(18,003)	(9,152)
Total PCI loans, net of allowance for loan losses	26,058	15,455

Total loans receivable, net of allowance for loan losses	$354,666	$251,562

Notes:

(1)	Excludes $50 million consolidated or $35 million CLNY OP share carrying value of healthcare real estate development loans.

(2)	Strategic Non-PCI and PCI loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	40

IXc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended March 31, 2019, unless otherwise noted)
Non-strategic real estate debt by collateral type(1)
	Consolidated amount	CLNY OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI Loans(2)
Retail	$130,462	$123,145	3.2%	1.4
Office	135,729	67,865	13.2%	2.8
Land	34,639	17,319	—%	1.2
Corporate	27,778	27,778	8.2%	7.8
Total non-PCI loans, net of allowance for loan losses	328,608	236,107	6.4%	2.5

PCI Loans(2)
Retail	16,000	8,237
Office	4,629	3,825
Other	5,429	3,393
Total PCI loans, net of allowance for loan losses	26,058	15,455

Total loans receivable, net of allowance for loan losses	$354,666	$251,562

Notes:

(1)	Excludes $50 million consolidated or $35 million CLNY OP share carrying value of healthcare real estate development loans.

(2)	Strategic Non-PCI and PCI loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	41

IXd. Other Equity and Debt - CRE Securities and Real Estate PE Fund Interests

($ in thousands; as of March 31, 2019)
Portfolio Overview	Carrying Value
Deconsolidated CDO bonds	$64,212
CMBS	198
Real estate PE fund interests	5,355

Core FFO
Q1 2019 aggregate Core FFO(1)	$3,032

Notes:

(1)	Excludes $2.0 million consolidated and CLNY OP share of impairments.

Colony Capital | Supplemental Financial Report	42

Xa. Investment Management - Summary Metrics

($ in thousands, except as noted; as of March 31, 2019)	Q1 2019 Fee Revenue - CLNY OP Share
Overview
Institutional funds	$13,110
Colony Credit Real Estate (NYSE:CLNC)	11,219
NorthStar Realty Europe (NYSE:NRE)	3,887
Retail companies	5,284
Non-wholly owned REIM platforms (equity method earnings)(1)	8,053
Total reported fee revenue and REIM platform equity method earnings	$41,553
Operating Results
Revenues
Total fee revenue and REIM earnings of investments in unconsolidated ventures	$41,553
Interest and Other income	8,977
Expenses
Investment and servicing expense	3,956
Transaction costs	1,731
Placement fees	309
Depreciation and amortization	8,669
Compensation expense
Cash and equity-based compensation	11,550
Carried interest and incentive compensation	1,051
Administrative expenses	865
Total expenses	28,131
Other gain (loss), net	55
Equity method earnings	(3,793)
Equity method earnings—carried interest	3,205
Income tax benefit (expense)	12
Net income attributable to common interests in OP and common stockholders	21,878
Real estate depreciation and amortization	1,889
(Gains) and losses from sales of businesses and impairment write-downs associated with the Investment Management segment	2,542
Equity-based compensation expense	1,944
Straight-line rent revenue and expense	45
Amortization of deferred financing costs and debt premiums and discounts	76
Acquisition and merger-related transaction costs	1,731
Amortization and impairment of investment management intangibles	8,662
Non-real estate depreciation and amortization	7
Deferred tax (benefit) expense, net	(2,483)
Core FFO	$36,291

Notes:

(1)	Includes $3 million of unrealized carried interest from a REIM platform.

Colony Capital | Supplemental Financial Report	43

Xb. Investment Management – Assets Under Management

($ in millions, except as noted; as of March 31, 2019, unless otherwise noted)
Segment	Products (FEEUM)	Description	AUM CLNY OP Share	FEEUM CLNY OP Share		Fee Rate

Institutional Funds	• Credit ($2.6 billion) • Core plus / value-added ($0.2 billion) • Opportunistic ($0.5 billion) • Colony Industrial ($1.9 billion) • Other co-investment vehicles ($1.3 billion)	• 27 years of institutional investment management experience • Sponsorship of private equity funds and vehicles earning asset management fees and performance fees • More than 300 investor relationships • Colony Industrial Open-End Fund	$9,893	$6,580.8%
Public Companies	• Colony Credit Real Estate, Inc. ($3.0 billion) • NorthStar Realty Europe Corp. ($1.0 billion)	• CLNC: NYSE-listed credit focused REIT • NRE: NYSE-listed European equity REIT • Contracts with base management fees with potential for incentive fees	5,126	4,068		1.5%
Retail Companies	• NorthStar Healthcare ($1.3 billion)(1) • CC Real Estate Income Funds(2)(3)	• Manage public non-traded vehicles earning asset management and performance fees	3,470	1,365	(1)	1.5%
Non-Wholly Owned REIM Platforms	• Digital Real Estate Infrastructure Co-sponsored Vehicle • RXR Realty • American Healthcare Investors • Steelwave • Hamburg Trust	• CLNY recognizes at-share earnings from underlying non-wholly owned REIM platforms • 50% investment in Digital Colony, the Company's digital real estate infrastructure vehicle established in partnership with Digital Bridge with an aggregate $4 billion of committed capital • 27% investment in RXR Realty, a real estate owner, developer and investment management company with $18 billion of AUM • 43% investment in American Healthcare Investors, a healthcare investment management firm and sponsor of non-traded vehicles with $3 billion of AUM	10,336	5,738		N/A
Total			$28,825	$17,751

Notes:

(1)	FEEUM of NorthStar Healthcare Income represents its most recently published Net Asset Value.

(2)	CC Real Estate Income Funds represents a master/feeder structure and pools investor capital raised through three feeder funds.

(3)
In February 2019, the board of directors of CC Real Estate Income Fund approved a plan to dissolve, liquidate and terminate CCREIF and distribute the net proceeds of such liquidation to its shareholders. There is no assurances to the timing or completion of the liquidation.

Colony Capital | Supplemental Financial Report	44

APPENDICES

Colony Capital | Supplemental Financial Report	45

XIa. Appendices - Definitions

Assets Under Management (“AUM”)
Assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. AUM is based on reported gross undepreciated carrying value of managed investments as reported by each underlying vehicle at March 31, 2019. AUM further includes a) uncalled capital commitments and b) includes the Company’s pro-rata share of each affiliate non wholly-owned real estate investment management platform’s assets as presented and calculated by the affiliate. Affiliates include the co-sponsored digital real estate infrastructure vehicle, RXR Realty LLC, SteelWave, LLC, American Healthcare Investors and Hamburg Trust. The Company's calculations of AUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

CLNY Operating Partnership (“CLNY OP”)
The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. CLNY OP share excludes noncontrolling interests in investment entities.

Fee-Earning Equity Under Management (“FEEUM”)
Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents a) the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement and b) the Company’s pro-rata share of fee bearing equity of each affiliate as presented and calculated by the affiliate. Affiliates include the co-sponsored digital real estate infrastructure vehicle, RXR Realty LLC, SteelWave, LLC, American Healthcare Investors and Hamburg Trust. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Healthcare same store portfolio: defined as properties in operation throughout the full periods presented under the comparison and included 413 properties in the comparisons. Properties acquired or disposed during these periods are excluded for the same store portfolio and same store results exclude certain non-recurring uncollectible rent.

Industrial same store portfolio: consisted of 314 buildings. The same store portfolio is defined once a year at the beginning of the current calendar year and includes buildings that were owned, stabilized and held-for-use throughout the entirety of both the current and prior calendar years. Properties acquired, disposed or held-for-sale after the same store portfolio is determined are excluded. Stabilized properties are defined as properties owned for more than one year or are greater than 90% leased. Same store NOI excludes lease termination fee revenue.

Hospitality same store portfolio: defined as hotels in operation throughout the full periods presented under the comparison and included 167 hotels.

NOI: Net Operating Income. NOI for the Company's real estate segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

NOI before FF&E Reserve: For our hospitality real estate segment, NOI before FF&E Reserve represents NOI before the deduction of reserve contributions for the repair, replacement and refurbishment of furniture, fixtures, and equipment ("FF&E"), which are typically 4% to 5% of revenues, and required under certain debt agreements and/or franchise and brand-managed hotel agreements.

Colony Capital | Supplemental Financial Report	46

XIa. Appendices - Definitions

Earnings Before Interest, Tax, Depreciation, Amortization and Rent (“EBITDAR”)
Represents earnings before interest, taxes, depreciation, amortization and rent for facilities accruing to the tenant/operator of the property (not the Company) for the period presented. The Company uses EBITDAR in determining TTM Lease Coverage for triple-net lease properties in its Healthcare Real Estate segment. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants to generate sufficient liquidity to meet related obligations to the Company.

TTM Lease Coverage
Represents the ratio of EBITDAR to recognized cash rent for owned facilities on a trailing twelve month basis. TTM Lease Coverage is a supplemental measure of a tenant’s/operator’s ability to meet their cash rent obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.

ADR: Average Daily Rate

RevPAR: Revenue per Available Room

UPB: Unpaid Principal Balance

PCI: Purchased Credit-Impaired

REIM: Real Estate Investment Management

Colony Capital | Supplemental Financial Report	47

XIb. Appendices - Reconciliation of Net Income (Loss) to NOI

($ in thousands; for the three months ended March 31, 2019)
NOI Determined as Follows	Healthcare	Industrial	Hospitality	Other Equity and Debt—Net Lease Properties
Total revenues	$145,774	$82,372	$196,615	$3,072
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(5,227)	(3,232)	310	(361)
Interest income	—	(180)	—	—
Property operating expenses(1)	(64,302)	(22,337)	(136,345)	(1,320)
Compensation and administrative expense(1)	—	(784)	—	—
NOI(2)	$76,245	$55,839	$60,580	$1,391

Reconciliation of Net Income (Loss) from Continuing Operations to NOI
	Healthcare	Industrial	Hospitality
Income (loss) from continuing operations	$(7,206)	$24,154	$(26,077)
Adjustments:
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(5,227)	(3,232)	310
Interest income	—	(180)	—
Interest expense	47,527	14,627	42,065
Transaction, investment and servicing costs	3,108	530	1,584
Depreciation and amortization	40,131	39,445	36,248
Impairment loss	—	—	3,850
Compensation and administrative expense	1,653	3,504	1,904
Gain on sale of real estate	—	(22,848)	(139)
Other (gain) loss, net	(1,867)	8	(1)
Income tax (benefit) expense	(1,874)	(169)	836
NOI(2)	$76,245	$55,839	$60,580

Notes:

(1)
For healthcare and hospitality, property operating expenses includes property management fees paid to third parties. For industrial, there are direct costs of managing the portfolio which are included in compensation expense.

(2)	For hospitality, NOI is before FF&E Reserve.

Colony Capital | Supplemental Financial Report	48

XIb. Appendices - Reconciliation of Net Income (Loss) to NOI (cont’d)

($ in thousands; for the three months ended March 31, 2019)
Reconciliation of Net Income from Continuing Operations of Other Equity and Debt Segment to NOI of Net Lease Real Estate Equity
Other Equity and Debt
Income from continuing operations	$59,563
Adjustments:
Property operating income of other real estate equity	(112,507)
Straight-line rent revenue and amortization of above- and below-market lease intangibles for net lease real estate equity	(378)
Interest income	(43,662)
Fee and other income	(1,373)
Property operating expense of other real estate equity	68,593
Interest expense	31,853
Transaction, investment and servicing costs	7,269
Depreciation and amortization	24,783
Provision for loan loss	3,611
Impairment loss	21,772
Compensation and administrative expense	3,637
Gain on sale of real estate assets	(29,314)
Other loss, net	(8,047)
Earnings of investments in unconsolidated ventures	(24,608)
Income tax expense	2,074
NOI of net lease real estate equity	$3,266
Less: tenant termination fee and NOI of an asset sold in Q1 2019	(1,875)
NOI of net lease real estate equity, excluding tenant termination fee and NOI of asset sold	$1,391

Colony Capital | Supplemental Financial Report	49